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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K
                                 Current Report

[ ]                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                NOVEMBER 27, 2001

                        EASTERN VIRGINIA BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                                       54-1866052
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          Commission File No. 333-37225

                  217 Duke Street, Tappahannock, Virginia 22560
                    (Address of principal executive offices)

                  Registrant's telephone number (804) 443-8423

                     307 Church Lane, Tappahannock, VA 22560
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                    FORM 8-K

                        EASTERN VIRGINIA BANKSHARES, INC
                                TAPPAHANNOCK, VA

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ITEM 5.  OTHER EVENTS

Robert L. Covington, Jr., Chairman of the Board of Eastern Virginia Bankshares
(EVB) and its subsidiary Bank of Northumberland, Inc. has announced his retirement from the Board of EVB effective immediately. Mr. Covington has reached mandatory retirement age for EVB Board members and would not have been eligible for re-election to the Board at the 2002 Shareholders' meeting. The Board has elected Howard R. Straughan, Jr. to the Board to fill the vacancy and will elect a new Chairman soon. Mr. Straughan is a retired banker and has been a member of the Bank of Northumberland, Inc. Board for eight years. Mr. Covington will continue as Chairman of Bank of Northumberland.

Eastern Virginia Bankshares is a multi-bank holding company headquartered in Tappahannock, Virginia. EVB operates three banking subsidiaries in Virginia:
Southside Bank which operates eight offices in Essex, Caroline, King William, Middlesex, and Gloucester Counties; Bank of Northumberland which operates four offices in Northumberland and Lancaster Counties; and Hanover Bank which operates four offices in Hanover County.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.  None

Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

         /s/
         By: Ned Stephenson, President & CEO

         Date:    November 27, 2001


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